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                                                                  EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of East West Bancorp, Inc. on Form S-3 of our report dated February 14, 2000, appearing in the Annual Report on Form 10-K of East West Bancorp, Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
September 26, 2000